EXHIBIT 10.20
FORM OF DIRECTOR AND OFFICER INDEMNIFICATION AGREEMENT
     This Director and Officer Indemnification Agreement (the “Agreement”) is made and entered into this ___day of ___, ___, by and among FGX International Holdings Limited, a British Virgin Islands business company (the “Company,” which term shall include, where appropriate, any Entity (as hereinafter defined) controlled directly or indirectly by the Company and any successor to the Company), FGX International Inc., a Delaware corporation, and wholly-owned indirect subsidiary of the Company (“FGX Delaware”) and ___ (“Indemnitee”).
     WHEREAS, it is essential to the Company that it be able to retain and attract as directors and officers the most capable persons available;
     WHEREAS, increased corporate litigation has subjected directors and officers to litigation risks and expenses, and the limitations on the availability and terms and conditions of directors and officers liability insurance have made it increasingly difficult for the Company to attract and retain such persons;
     WHEREAS, the Company’s Memorandum of Association (as amended from time to time, the “Charter”) and/or Articles of Association provide for the indemnification of its directors and officers and permits it to make other indemnification arrangements and agreements;
     WHEREAS, to further promote the Company’s ability to attract and retain qualified individuals to serve as directors and/or officers of the Company, the Company intends to maintain directors and officers liability insurance to protect the Company’s directors and officers from certain liabilities;
     WHEREAS, the Indemnitee does not regard the protections granted under the Charter and Articles of Association and such insurance agreements to be adequate in the present circumstances, and may not serve as a director and/or officer of the Company without adequate protection;
     WHEREAS, the Company desires that the Indemnitee serve in such capacity;
     WHEREAS, to promote the Company’s ability to attract and retain qualified individuals to serve as directors and/or officers of the Company, the Company desires to provide Indemnitee with specific contractual assurance of Indemnitee’s rights to indemnification and advancement of expenses to the greatest extent permitted by law against litigation risks and expenses (regardless, among other things, of any change in the ownership of the Company or the composition of its Board of Directors); and
     WHEREAS, Indemnitee is relying upon the rights afforded under this Agreement in accepting Indemnitee’s position as a director and/or officer of the Company.
     NOW, THEREFORE, in consideration of the promises and the covenants contained herein, the Company and Indemnitee do hereby covenant and agree as follows:

     1. Definitions.
          (a) “Corporate Status” describes the status of a person who is serving or has served (i) as a director or officer of the Company or any Subsidiary, (ii) in any capacity with respect to any employee benefit plan of the Company or any Subsidiary, or (iii) as a director, member, manager, partner, trustee, officer, employee, or agent of any other Entity at the request of the Company. For purposes of subsection (iii) of this Section 1(a), a director or officer of the Company who is serving or has served as a director, member, manager, partner, trustee, officer, employee or agent of a Subsidiary shall be deemed to be serving at the request of the Company.
          (b) “Entity” shall mean any corporation, partnership (including, without limitation, any general, limited, or limited liability partnership), limited liability company, joint venture, trust, foundation, association, organization or other legal entity, including, without limitation, FGX Delaware.
          (c) “Expenses” shall mean all fees, costs and expenses actually and reasonably incurred in connection with any Proceeding (as defined below), including, without limitation, reasonable attorneys’ fees, disbursements and retainers (including, without limitation, any such fees, disbursements and retainers incurred by Indemnitee pursuant to Sections 9 and 11(c) of this Agreement), fees, costs, expenses and disbursements of expert witnesses, private investigators and professional advisors (including, without limitation, accountants and investment bankers), court costs, transcript costs, fees of experts, travel expenses (including, without limitation, those of expert witnesses, private investigators and professional advisors), duplicating, printing and binding costs, telephone and fax transmission charges, postage, delivery services, secretarial services and other disbursements and expenses.
          (d) “Liabilities” shall mean judgments, damages, liabilities, losses, penalties, excise taxes, fines and amounts paid in settlement.
          (e) “Proceeding” shall mean any threatened, pending or completed claim, action, suit, arbitration, mediation, alternate dispute resolution process, investigation, administrative hearing, appeal, or any other proceeding, whether civil, criminal, administrative, arbitrative or investigative, whether formal or informal, including a proceeding initiated by Indemnitee pursuant to Section 11 of this Agreement to enforce Indemnitee’s rights hereunder.
          (f) “Subsidiary” shall mean any corporation, partnership, limited liability company, joint venture, trust or other Entity of which the Company owns (either directly or through or together with another Subsidiary of the Company) either (i) a general partner, managing member or other similar interest or (ii) (A) 50% or more of the voting power of the voting capital equity interests of such corporation, partnership, limited liability company, joint venture or other Entity, or (B) 50% or more of the outstanding voting capital stock or other voting equity interests of such corporation, partnership, limited liability company, joint venture or other Entity.
     2. Services of Indemnitee. In consideration of the Company’s covenants and commitments hereunder, Indemnitee agrees to serve or continue to serve as a director and/or officer of the Company and/or any Subsidiary. However, this Agreement shall not impose any obligation on Indemnitee or the Company to continue Indemnitee’s service to the Company beyond any period otherwise required by law or by other agreements or commitments of the parties, if any.

     3. Agreement to Indemnify and Hold Harmless. The Company agrees to indemnify and hold harmless Indemnitee as follows:
          (a) To the greatest extent permitted by applicable law and subject to the exceptions contained in Section 4(a) below, if Indemnitee was or is a party or is threatened to be made a party to, or otherwise becomes a participant (as a witness or otherwise) in, any Proceeding (other than an action by or in the right of the Company) by reason of Indemnitee’s Corporate Status, Indemnitee shall be indemnified by the Company against all Expenses and Liabilities incurred or paid by Indemnitee in connection with such Proceeding (referred to herein as “Indemnifiable Expenses” and “Indemnifiable Liabilities,” respectively, and collectively as “Indemnifiable Amounts”).
          (b) To the greatest extent permitted by applicable law and subject to the exceptions contained in Section 4(b) below, if Indemnitee was or is a party or is threatened to be made a party to, or otherwise becomes a participant (as a witness or otherwise) in any Proceeding by or in the right of the Company to procure a judgment in Indemnitee’s favor by reason of Indemnitee’s Corporate Status, Indemnitee shall be indemnified by the Company against all Indemnifiable Expenses.
     4. Exceptions to Indemnification. Indemnitee shall be entitled to the indemnification provided in Sections 3(a) and 3(b) above in all circumstances other than the following:
          (a) If indemnification is requested under Section 3(a) and it has been adjudicated finally by a court of competent jurisdiction evidenced by a final nonappealable order that, in connection with the subject of the Proceeding out of which the claim for indemnification has arisen, Indemnitee failed to act in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, or with respect to any criminal action or proceeding, Indemnitee had reasonable cause to believe that Indemnitee’s conduct was unlawful, Indemnitee shall not be entitled to payment of Indemnifiable Amounts hereunder.
          (b) If indemnification is requested under Section 3(b) and:
               (i) it has been adjudicated finally by a court of competent jurisdiction evidenced by a final nonappealable order that, in connection with the subject of the Proceeding out of which the claim for indemnification has arisen, Indemnitee failed to act in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, Indemnitee shall not be entitled to payment of Indemnifiable Expenses hereunder; or
               (ii) it has been adjudicated finally by a court of competent jurisdiction evidenced by a final nonappealable order that Indemnitee is liable to the Company with respect to any claim, issue or matter involved in the Proceeding out of which the claim for indemnification has arisen, including, without limitation, a claim that Indemnitee received an improper personal benefit, no Indemnifiable Expenses shall be paid with respect to such claim, issue or matter unless the court in which such Proceeding was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such Indemnifiable Expenses which such court shall deem proper.
     5. Procedure for Payment of Indemnifiable Amounts. Indemnitee shall submit to the Company a written request specifying the Indemnifiable Amounts for which Indemnitee seeks payment under Section 3 of this Agreement and the basis for the claim. The Company shall pay such Indemnifiable Amounts to Indemnitee within thirty (30) calendar days of receipt of the request. At the reasonable request of the Company, Indemnitee shall furnish such documentation and information as are reasonably available to Indemnitee and necessary to establish that Indemnitee is entitled to indemnification hereunder, and the Company shall pay any Expenses incurred by Indemnitee in furnishing such documentation and information.
     6. Indemnification for Expenses of a Participant. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of his Corporate Status, a participant (as a witness or otherwise) in any Proceeding to which Indemnitee is not a party or is not threatened to be made a party, the Indemnitee shall be indemnified as provided in Section 3 hereof.
     7. Indemnification for Expenses of a Party Who is Wholly or Partly Successful. Notwithstanding any other provision of this Agreement, and without limiting any such provision, to the extent that Indemnitee is, by reason of Indemnitee’s Corporate Status, a party to and is successful, on the merits or otherwise, in any Proceeding, Indemnitee shall be indemnified against all Expenses. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee against all Expenses with respect to each successfully resolved claim, issue or matter. For purposes of this Agreement, and, without limiting the generality of the foregoing, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.
     8. Effect of Certain Resolutions; Waiver of Right of Contribution; Other Sources. Neither the termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contedere or its equivalent, nor the failure of the Company to award indemnification or to determine that indemnification is payable, shall create a presumption that Indemnitee is not entitled to indemnification hereunder. The Company hereby waives any right of contribution that it may have against Indemnitee with respect to any Proceeding in which the Company and Indemnitee are jointly liable. The Company’s obligation to indemnify or advance expenses to Indemnitee, if any, hereunder shall be reduced by the amount Indemnitee may collect as indemnification or advancement of expenses from any other Entity or any insurance policy.
     9. Agreement to Advance Expenses; Conditions. The Company shall pay to Indemnitee all Expenses incurred by Indemnitee in connection with any Proceeding, including a Proceeding by or in the right of the Company and a Proceeding to enforce indemnification and advancement rights under this Agreement, in advance of the final disposition of such Proceeding, if Indemnitee furnishes the Company with a written undertaking to repay the amount of such Expenses advanced to Indemnitee if it is finally determined by a court of competent jurisdiction evidenced by a final nonappealable order that Indemnitee is not entitled under this Agreement to indemnification with respect to such Expenses. To the greatest extent permitted by applicable law, this undertaking is an unlimited general obligation of Indemnitee, shall be accepted by the Company without regard to the financial ability of Indemnitee to make repayment, and in no event shall be required to be secured.
     10. Procedure for Advance Payment of Expenses. Indemnitee shall submit to the Company a written request specifying the Expenses for which Indemnitee seeks an advancement under Section 9 of this Agreement, together with documentation evidencing that Indemnitee has actually and reasonably incurred such Expenses. Payment of Expenses under Section 9 shall be made no later than thirty (30) calendar days after the Company’s receipt of such request.
     11. Remedies of Indemnitee.
          (a) Right to Petition Court. In the event that Indemnitee makes a request for payment of Indemnifiable Amounts under Sections 3 and 5 above or a request for an advancement of Expenses under Sections 9 and 10 above, and the Company fails to make such payment or advancement in a timely manner pursuant to the terms of this Agreement, Indemnitee may petition any court which has jurisdiction to enforce the Company’s obligations under this Agreement.
          (b) Burden of Proof. In any judicial proceeding brought under Section 11(a) above, the Company shall have the burden of proving that Indemnitee is not entitled to payment of Indemnifiable Amounts or Expenses, as applicable, hereunder.
          (c) Expenses. The Company agrees to reimburse Indemnitee in full for any Expenses incurred by Indemnitee in connection with investigating, preparing for, litigating, defending, prosecuting or settling any action brought by Indemnitee under Section 11(a) above, except where such action or any claim or counterclaim brought by the Company in connection therewith is resolved in favor of the Company by a final nonappealable order.
          (d) Validity of Agreement. The Company shall be precluded from asserting in any Proceeding, including, without limitation, an action under Section 11(a) above, that the provisions of this Agreement are not valid, binding and enforceable or that there is insufficient consideration for this Agreement and shall stipulate in such court that the Company is bound by all the provisions of this Agreement.
          (e) Failure to Act Not a Defense. The failure of the Company (including its Board of Directors or any committee thereof, independent legal counsel, or stockholders) to make a determination concerning the permissibility of the payment of Indemnifiable Amounts shall not be a defense in any action brought under Section 11(a) above, and shall not create a presumption that such indemnification is not permissible.

12. Defense of the Underlying Proceeding.
          (a) Notice by Indemnitee. Indemnitee agrees to notify the Company promptly upon being served with any summons, citation, subpoena, complaint, indictment, information, or other document relating to any Proceeding which may result in the payment of Indemnifiable Amounts or the advancement of Expenses hereunder; provided, however, that the failure to give any such notice shall not disqualify Indemnitee from the right, or otherwise affect in any manner any right of Indemnitee, to receive payments of Indemnifiable Amounts or advancements of Expenses hereunder, except to the extent the Company’s ability to defend in such Proceeding is materially prejudiced thereby.
          (b) Defense by Company. Subject to the provisions of the last sentence of this Section 12(b) and of Section 12(c) below, the Company shall have the right to defend Indemnitee in any Proceeding which may give rise to the payment of Indemnifiable Amounts hereunder; provided, however, that the Company shall notify Indemnitee of any such decision to defend within ten (10) calendar days of receipt of notice of any such Proceeding under Section 12(a) above. The Company shall not, without the prior written consent of Indemnitee, consent to the entry of any judgment against Indemnitee or enter into any settlement or compromise which (i) includes an admission of fault of Indemnitee, or (ii) does not include, as an unconditional term thereof, the full release of Indemnitee from all liability in respect of such Proceeding, which release shall be in form and substance reasonably satisfactory to Indemnitee. Indemnitee shall not, without the prior written consent of the Company (which consent will not be unreasonably withheld or delayed), consent to the entry of any judgment against Indemnitee or enter into any settlement or compromise with respect to which the Company has indemnification obligations to Indemnitee. This Section 12(b) shall not apply to a Proceeding brought by Indemnitee under Section 11(a) above or pursuant to Section 20 below.
          (c) Indemnitee’s Right to Counsel. Notwithstanding the provisions of Section 12(b) above, (i) if in a Proceeding to which Indemnitee is a party by reason of Indemnitee’s Corporate Status, (A) Indemnitee reasonably concludes that he or she may have separate defenses or counterclaims to assert with respect to any issue which are inconsistent with the position of other defendants in such Proceeding, or (B) a conflict of interest or potential conflict of interest exists between Indemnitee and the Company, or (ii) if the Company fails to assume the defense of such proceeding in a timely manner, Indemnitee shall be entitled to be represented by separate legal counsel, which shall represent other persons’ similarly situated, of Indemnitee’s and such other persons’ choice and reasonably acceptable to the Company at the expense of the Company. In addition, if the Company fails to comply with any of its obligations under this Agreement or in the event that the Company or any other person takes any action to declare this Agreement void or unenforceable, or institutes any action, suit or proceeding to deny or to recover from Indemnitee the benefits intended to be provided to Indemnitee hereunder, except with respect to such actions suits or proceedings brought by the Company that are resolved in favor of the Company, Indemnitee shall have the right to retain counsel of Indemnitee’s choice, at the expense of the Company, to represent Indemnitee in connection with any such matter.

     13. Representations and Warranties of the Company and FGX Delaware. The Company and FGX Delaware hereby represent and warrant to Indemnitee as follows:
          (a) Authority. The Company and FGX Delaware have all necessary power and authority to enter into, and be bound by the terms of, this Agreement, and the execution, delivery and performance of the undertakings contemplated by this Agreement have been duly authorized by the Company and FGX Delaware.
          (b) Enforceability. This Agreement, when executed and delivered by the Company and FGX Delaware in accordance with the provisions hereof, shall be a legal, valid and binding obligation of the Company and FGX Delaware, enforceable against the Company and FGX Delaware in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the enforcement of creditors’ rights generally or equitable principles.
     14. Fees and Expenses. If Indemnitee serves the Company as a director, the Company and FGX Delaware shall promptly reimburse the Indemnitee for all reasonable out-of-pocket expenses incurred by him in connection with his service as a director or member of any board committee.
     15. Contract Rights Not Exclusive. The rights to payment of Indemnifiable Amounts and advancement of Expenses provided by this Agreement shall be in addition to, but not exclusive of, any other rights which Indemnitee may have at any time under applicable law, the Company’s Articles of Association or the Charter, as each may be amended and/or amended and restated from time to time (collectively, the “Organization Documents”), or any other agreement, vote of stockholders or directors (or a committee of directors), or otherwise, both as to action in Indemnitee’s official capacity and as to action in any other capacity as a result of Indemnitee’s serving as a director and/or officer of the Company.
     16. Successors. This Agreement shall be (a) binding upon all successors and assigns of the Company and FGX Delaware (including any transferee of all or a substantial portion of the business, stock and/or assets of the Company and FGX Delaware and any direct or indirect successor by merger or consolidation or otherwise by operation of law), and (b) binding on and shall inure to the benefit of the heirs, personal representatives, executors and administrators of Indemnitee. To the greatest extent permitted by applicable law, the Company shall cause any successor to the business, stock and/or assets of the Company (whether by operation of law or otherwise) to assume and agree to perform this Agreement in the same manner as if no such succession had taken place. This Agreement shall continue for the benefit of Indemnitee and such heirs, personal representatives, executors and administrators after Indemnitee has ceased to have Corporate Status.
     17. Subrogation. In the event of any payment of Indemnifiable Amounts or Expenses under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of contribution or recovery of Indemnitee against other persons, and Indemnitee shall take, at the request of the Company, all reasonable action necessary to secure such rights, including the execution of such documents as are reasonably necessary to enable the Company to bring suit to enforce such rights.

     18. Governing Law; Change in Law. This Agreement shall be governed by and construed and enforced under the laws of the State of Delaware, without giving effect to the provisions thereof relating to conflicts of law (the “Governing Law”). To the extent that a change in the Governing Law (whether by statute or judicial decision) shall permit broader indemnification or advancement of expenses than is provided under the terms of the Organization Documents and this Agreement, Indemnitee shall be entitled to such broader indemnification and advancements, and this Agreement shall be deemed to be amended to such extent. To the greatest extent permitted by applicable law, the parties hereto (i) irrevocably submit to the personal jurisdiction of the Court of Chancery of the State of Delaware (the “Court of Chancery”), and (ii) waive any claim of improper venue or any claim that the Court of Chancery is an inconvenient forum. To the greatest extent permitted by applicable law, the parties hereby agree that the mailing of process and other papers in connection with any such proceeding in the manner provided in Section 22 or in such other manner as may be permitted by law, shall be valid and sufficient service thereof.
     19. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement, or any clause thereof, shall be determined by a court of competent jurisdiction to be illegal, invalid or unenforceable, in whole or in part, such provision or clause shall be limited or modified in its application to the minimum extent necessary to make such provision or clause valid, legal and enforceable, and the remaining provisions and clauses of this Agreement shall remain fully enforceable and binding on the parties.
     20. Indemnitee as Plaintiff. Except as provided in Section 11 of this Agreement and in the next sentence, Indemnitee shall not be entitled to payment of Indemnifiable Amounts or advancement of Expenses with respect to any Proceeding brought by Indemnitee against the Company, any Entity which it controls, or any director or officer thereof, unless the Board of Directors of the Company has consented to the initiation of such Proceeding. This Section shall not apply to affirmative defenses asserted by Indemnitee or any counterclaims by Indemnitee which are resolved successfully (from the Company’s point of view) in an action brought against Indemnitee.
     21. Modifications and Waiver. Except as provided in Section 18 above with respect to changes in the Governing Law which broaden the right of Indemnitee to be indemnified or advanced expenses by the Company, no supplement, modification or amendment of this Agreement shall be binding unless executed in writing by each of the parties hereto. Notwithstanding any other provision of this Agreement, no supplement, modification or amendment of this Agreement shall adversely affect any right or protection of Indemnitee in respect of any act or omission occurring prior to the time of such supplement, modification or amendment. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions of this Agreement (whether or not similar), nor shall such waiver constitute a continuing waiver.
     22. General Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given (a) when delivered by hand, (b) when transmitted by facsimile and receipt is acknowledged, or (c) if mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed to such address as may have been furnished by any party to the others.

     23. Termination. This Agreement shall terminate ten (10) years after Indemnitee discontinues service to the Company as a director and/or officer thereof, or one (1) year after the conclusion (by final nonappealable order) of any Proceeding in respect of which Indemnitee is granted rights of indemnification or advancement of expenses hereunder, whichever is later.
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     IN WITNESS WHEREOF, the parties hereto have executed this Director and Officer Indemnification Agreement as of the day and year first above written.

THE COMPANY: FGX INTERNATIONAL HOLDINGS LIMITED
By:
Name:
Title:

FGX DELAWARE: FGX INTERNATIONAL INC.

By:
Name:
Title:

INDEMNITEE:

Name: